                                                                   Exhibit 99.12

                               ABS NEW TRANSACTION

                             FREE WRITING PROSPECTUS

                          $[313,380,000] (APPROXIMATE)
                                     OWNIT
                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                                  SERIES 2006-5

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                               SELLER AND SPONSOR

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   DEPOSITOR

                          OWNIT MORTGAGE SOLUTIONS INC.
                                   ORIGINATOR

                            LITTON LOAN SERVICING LP
                                    SERVICER

                               LASALLE BANK, N.A.
                                    TRUSTEE

                                 JULY [13], 2006

                                IMPORTANT NOTICES

The depositor has filed a registration statement (including a prospectus) with the SEC (File no. 333-130545) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus when it is available if you request it by calling the toll-free number at 1-800-248-3580.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any inconsistent information contained in any prior similar free writing prospectus relating to these securities.

Numerous assumptions were used in preparing the Free Writing Prospectus which may or may not be stated therein. The Free Writing Prospectus should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Free Writing Prospectus are based on prepayment assumptions and actual prepayment experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the Free Writing Prospectus. Furthermore, unless otherwise provided, the Free Writing Prospectus assumes no losses on the underlying assets and no interest shortfall. The specific characteristics of the securities may differ from those shown in the Free Writing Prospectus due to differences between the actual underlying assets and the hypothetical assets used in preparing the Free Writing Prospectus.

This communication shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the securities discussed in this Free Writing Prospectus in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk. Investors should fully consider the risk of an investment in these securities.

% of collateral with silent seconds:   76.43%
CLTV of loans with silent seconds:     77.36%

                          % of Total  Avg Loan                                                % 2nd           % Full
TYPE                      Collateral    Size     WAC   FICO    LTV    CLTV     DTI     % IO    Lien   % ARM     Doc   % N/O/O  % MI
----                      ----------  --------  -----  ----  ------  ------  ------  -------  -----  -------  ------  -------  -----
1st Lien IO                     5.23% $283,590  7.286   687  77.920  97.150  45.310  100.000  0.000   98.850  65.720    4.470  0.000
1st Lien Non-IO                94.77% $162,328  7.931   639   79.17   95.93   45.17        0      0    73.02    79.1     1.34      0
1st Lien ARMs (incl. IO)       74.37% $187,876  7.735   652  78.050  97.190  46.150    6.960  0.000  100.000  71.660    1.630  0.000
1st Lien Fixed
   (incl. IO)                  25.63% $124,176  8.366   611   82.19    92.5   42.34     0.23      0        0   97.97     1.15      0
1st Lien Balloons
   (incl 40/30)                74.10% $184,818  7.794   644   78.23   96.65   46.21        0      0    79.61   75.94      1.1      0
2nd Lien                        0.00%
N/O/O                           1.51% $154,389  8.463   682  78.800  79.960  41.000   15.520  0.000   80.390  57.260  100.000  0.000
2-4 Family                      2.58% $213,280  7.647   676  76.340  92.960  47.260    6.690  0.000   82.820  69.170    8.920  0.000
MH                              0.00%
All Collateral                100.00% $166,044  7.897   642  79.110  95.990  45.170    5.230  0.000   74.370  78.400    1.510  0.000

Notes:
N/O/O is all 2nd Home and Investment Properties
Balloons includes 40-year amortizers with 30-year final
CLTV only for loans in pool (not including silent seconds, or known junior liens outside pool)

                            DTI     DTI     DTI      DTI      DTI      DTI      DTI      DTI      DTI      DTI      DTI      DTI
                          0.01 -  5.01 -  10.01 -  15.01 -  20.01 -  25.01 -  30.01 -  35.01 -  40.01 -  45.01 -  50.01 -  55.01 -
Documentation              5.00   10.00    15.00    20.00    25.00    30.00    35.00    40.00    45.00    50.00    55.00    60.00
-------------             ------  ------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
Full                        0.14    0.47     0.89     1.88     3.92     6.64    10.71    14.09    21.81    31.63     7.83
Full-Bank Statement         0.69    0.44     2.60     4.17     4.21     2.66     4.46    10.08     9.61    16.47    33.16    11.45
Limited Income
   Verification                                      12.60              1.88     6.95    11.62    17.50    20.87    24.69     3.90
No Income Verification                                0.26     0.75     1.40     3.11     6.14    20.23    56.60    11.51
All Collateral              0.07    0.14     0.58     1.25     1.86     3.25     5.71     9.73    14.93    28.29    27.62     6.55